Exhibit 99.1
ENDO REPORTS FOURTH-QUARTER AND FULL-YEAR 2021 FINANCIAL RESULTS
DUBLIN, February 28, 2022 -- Endo International plc (NASDAQ: ENDP) today reported financial results for the fourth-quarter and full-year ended December 31, 2021 and introduced first-quarter 2022 financial guidance.
"Endo’s solid operational and financial performance in the fourth-quarter ended a year of strong performance across all of our business segments," said Blaise Coleman, President and Chief Executive Officer at Endo. "As we look forward to 2022 and begin to transition through the VASOSTRICT® loss of exclusivity and the ongoing COVID-19 driven market conditions negatively impacting specialty product office-based procedures, we remain focused on advancing our strategic priorities supported by strong commercial execution to maximize XIAFLEX®, continuing to establish QWO® as a cornerstone treatment for cellulite and investing to advance our pipeline in our core areas of growth."
FOURTH-QUARTER FINANCIAL PERFORMANCE
(in thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Change	2021	2020	Change
Total Revenues, Net	$789,429	$760,221	4%	$2,993,206	$2,903,074	3%
Reported (Loss) Income from Continuing Operations	$(556,667)	$141,247	NM	$(569,081)	$247,464	NM
Reported Diluted Weighted Average Shares	233,681	234,474	—%	232,785	233,653	—%
Reported Diluted Net (Loss) Income per Share from Continuing Operations	$(2.38)	$0.60	NM	$(2.44)	$1.06	NM
Reported Net (Loss) Income	$(562,062)	$119,343	NM	$(613,245)	$183,944	NM
Adjusted Income from Continuing Operations (2)	$200,034	$175,995	14%	$716,349	$670,370	7%
Adjusted Diluted Weighted Average Shares (1)(2)	237,045	234,474	1%	236,665	233,653	1%
Adjusted Diluted Net Income per Share from Continuing Operations (2)	$0.84	$0.75	12%	$3.03	$2.87	6%
Adjusted EBITDA (2)	$386,524	$351,635	10%	$1,480,822	$1,395,942	6%
__________
(1)Reported Diluted Net (Loss) Income per Share from Continuing Operations is computed based on weighted average shares outstanding and, if there is income from continuing operations during the period, the dilutive impact of ordinary share equivalents outstanding during the period. In the case of Adjusted Diluted Weighted Average Shares, Adjusted Income from Continuing Operations is used in determining whether to include such dilutive impact.
(2)The information presented in the table above includes non-GAAP financial measures such as “Adjusted Income from Continuing Operations,” “Adjusted Diluted Weighted Average Shares,” “Adjusted Diluted Net Income per Share from Continuing Operations” and “Adjusted EBITDA.” Refer to the “Supplemental Financial Information” section below for reconciliations of certain non-GAAP financial measures to the most directly comparable GAAP financial measures.
CONSOLIDATED RESULTS
Total revenues were $789 million in fourth-quarter 2021, an increase of 4% compared to $760 million during the same period in 2020. This increase was attributable to increased revenues across our Branded, Generic and International Pharmaceuticals segments, partially offset by decreased revenues from our Sterile Injectables segment.

Reported loss from continuing operations in fourth-quarter 2021 was $557 million compared to reported income from continuing operations of $141 million during the same period in 2020. This decrease was primarily due to increased asset impairment charges, opioid settlement and litigation-related costs, and income tax expense, due to a non-cash income tax benefit recorded in the fourth-quarter 2020, partially offset by increased revenues and favorable changes in product mix. Reported diluted net loss per share from continuing operations in fourth-quarter 2021 was $2.38 compared to reported diluted net income per share from continuing operations in fourth-quarter 2020 of $0.60.
Adjusted income from continuing operations in fourth-quarter 2021 was $200 million compared to $176 million in fourth-quarter 2020. The result was attributable to increased revenues and favorable changes in product mix. Adjusted diluted net income per share from continuing operations in fourth-quarter 2021 was $0.84 compared to $0.75 in fourth-quarter 2020.
BRANDED PHARMACEUTICALS SEGMENT
Fourth-quarter 2021 Branded Pharmaceuticals segment revenues were $228 million, an increase of 2% compared to $225 million during fourth-quarter 2020.
Despite increasing COVID-19 driven pressures during the fourth-quarter 2021, Specialty Products revenues increased 4% to $161 million in fourth-quarter 2021 compared to $154 million in fourth-quarter 2020. XIAFLEX® revenues increased 14% to $120 million compared to $105 million in fourth-quarter 2020, driven by increased net price and improving patient demand compared to the prior year. Established Products revenues decreased 5% to $67 million in fourth-quarter 2021 compared to $71 million in fourth-quarter 2020 due to ongoing competitive pressures in the portfolio.
STERILE INJECTABLES SEGMENT
Fourth-quarter 2021 Sterile Injectables segment revenues were $319 million, a decrease of 4% compared to $332 million during fourth-quarter 2020. This decrease was primarily attributable to competitive pressure on certain products, which was partially offset by higher VASOSTRICT® revenues primarily due to hospitalizations associated with COVID-19.
GENERIC PHARMACEUTICALS SEGMENT
Fourth-quarter 2021 Generic Pharmaceuticals segment revenues were $218 million, an increase of 21% compared to $180 million during fourth-quarter 2020. This increase was primarily attributable to additional revenues from 2021 product launches, including lubiprostone capsules, the first authorized generic of Amitiza®, and varenicline tablets, the only FDA-approved generic version of Chantix®, partially offset by competitive pressure on certain other generic products.
INTERNATIONAL PHARMACEUTICALS SEGMENT
Fourth-quarter 2021 International Pharmaceuticals segment revenues were $24 million compared to $23 million during fourth-quarter 2020.

FIRST-QUARTER 2022 FINANCIAL GUIDANCE
Due to uncertainties in certain key assumptions including the timing and impact of VASOSTRICT® generic competition and the rate and extent to which the market for specialty product office-based procedures recovers from the current COVID-19 driven challenges, the Company is only providing financial guidance for the first quarter ending March 31, 2022 at this time. These statements are forward-looking, and actual results may differ materially from Endo’s expectations, as further discussed below under the heading “Cautionary Note Regarding Forward-Looking Statements.”

First-Quarter 2022
Total Revenues, Net	$595 - $635M
Adjusted EBITDA	$240 - $260M
Adjusted Diluted Net Income per Share from Continuing Operations	$0.35 - $0.45
Assumptions:
Adjusted Gross Margin	~71.5%
Adjusted Operating Expenses as a Percentage of Total Revenues, Net	~33.0%
Adjusted Interest Expense	~$140M
Adjusted Effective Tax Rate	~$1.0%
Adjusted Diluted Weighted Average Shares	~238M
BALANCE SHEET, LIQUIDITY AND OTHER UPDATES
As of December 31, 2021, the Company had approximately $1.5 billion in unrestricted cash; $8.2 billion of debt; and a net debt to adjusted EBITDA ratio of 4.6.
Fourth-quarter 2021 net cash used in operating activities was $50 million compared to $108 million provided by operating activities during the fourth-quarter 2020. This change was primarily due to higher payments in 2021 related to interest, opioid-related and other legal settlements and expenses and continuity and separation benefits, cost reduction and strategic review initiatives, partially offset by an increase in adjusted income from continuing operations.
Additionally, during the fourth-quarter 2021, the Company completed the previously announced sales of its manufacturing sites in Chestnut Ridge, New York and Irvine, California. The exit of these sites was included in a series of business transformation initiatives that the Company announced in late 2020, including further optimization of its generic retail business cost structure.
CONFERENCE CALL INFORMATION
Endo will conduct a conference call with financial analysts to discuss this press release tomorrow, March 1, 2022, at 7:30 a.m. ET. The dial-in number to access the call is U.S./Canada (866) 497-0462, International (678) 509-7598, and the passcode is 4272796. Please dial in 10 minutes prior to the scheduled start time.
A replay of the call will be available from March 1, 2022 at 10:30 a.m. ET until 9:30 a.m. ET on March 8, 2022 by dialing U.S./Canada (855) 859-2056 International (404) 537-3406, and entering the passcode 4272796.
A simultaneous webcast of the call can be accessed by visiting https://investor.endo.com/events-and-presentations. In addition, a replay of the webcast will be available on the Company website for one year following the event.
Chantix® is a registered trademark of Pfizer Inc.
Amitiza® is a registered trademark of Mallinckrodt plc.

FINANCIAL SCHEDULES
The following table presents Endo's unaudited Total revenues, net for the three months and years ended December 31, 2021 and 2020 (dollars in thousands):

	Three Months Ended December 31,		Percent Growth	Year Ended December 31,		Percent Growth
	2021	2020		2021	2020
Branded Pharmaceuticals:
Specialty Products:
XIAFLEX®	$120,078	$105,212	14%	$432,344	$316,234	37%
SUPPRELIN® LA	28,709	24,838	16%	114,374	88,182	30%
Other Specialty (1)	12,025	23,867	(50)%	86,432	92,662	(7)%
Total Specialty Products	$160,812	$153,917	4%	$633,150	$497,078	27%
Established Products:
PERCOCET®	$25,093	$27,323	(8)%	$103,788	$110,112	(6)%
TESTOPEL®	11,322	8,357	35%	43,636	35,234	24%
Other Established (2)	30,738	34,907	(12)%	113,043	139,356	(19)%
Total Established Products	$67,153	$70,587	(5)%	$260,467	$284,702	(9)%
Total Branded Pharmaceuticals (3)	$227,965	$224,504	2%	$893,617	$781,780	14%
Sterile Injectables:
VASOSTRICT®	$224,971	$213,116	6%	$901,735	$785,646	15%
ADRENALIN®	36,494	31,739	15%	124,630	152,074	(18)%
Other Sterile Injectables (4)	57,634	86,995	(34)%	239,732	301,127	(20)%
Total Sterile Injectables (3)	$319,099	$331,850	(4)%	$1,266,097	$1,238,847	2%
Total Generic Pharmaceuticals	$218,135	$180,440	21%	$740,586	$783,110	(5)%
Total International Pharmaceuticals	$24,230	$23,427	3%	$92,906	$99,337	(6)%
Total revenues, net	$789,429	$760,221	4%	$2,993,206	$2,903,074	3%
__________
(1)Products included within Other Specialty include NASCOBAL® Nasal Spray, AVEED® and QWO®.
(2)Products included within Other Established include, but are not limited to, EDEX® and LIDODERM®.
(3)Individual products presented above represent the top two performing products in each product category for the year ended December 31, 2021 and/or any product having revenues in excess of $25 million during any quarterly period in 2021 or 2020.
(4)Products included within Other Sterile Injectables include ertapenem for injection, APLISOL® and others.

The following table presents unaudited Condensed Consolidated Statement of Operations data for the three months and years ended December 31, 2021 and 2020 (in thousands, except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
TOTAL REVENUES, NET	$789,429	$760,221	$2,993,206	$2,903,074
COSTS AND EXPENSES:
Cost of revenues	311,223	369,539	1,221,064	1,442,511
Selling, general and administrative	250,103	176,221	861,760	698,506
Research and development	58,536	64,737	148,560	158,902
Litigation-related and other contingencies, net	226,168	4,889	345,495	(19,049)
Asset impairment charges	364,584	14,147	414,977	120,344
Acquisition-related and integration items, net	(2,022)	(551)	(8,379)	16,549
Interest expense, net	143,501	135,250	562,353	532,939
Loss on extinguishment of debt	—	—	13,753	—
Other (income) expense, net	(15,103)	4,208	(19,774)	(21,110)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX	$(547,561)	$(8,219)	$(546,603)	$(26,518)
INCOME TAX EXPENSE (BENEFIT)	9,106	(149,466)	22,478	(273,982)
(LOSS) INCOME FROM CONTINUING OPERATIONS	$(556,667)	$141,247	$(569,081)	$247,464
DISCONTINUED OPERATIONS, NET OF TAX	(5,395)	(21,904)	(44,164)	(63,520)
NET (LOSS) INCOME	$(562,062)	$119,343	$(613,245)	$183,944
NET (LOSS) INCOME PER SHARE—BASIC:
Continuing operations	$(2.38)	$0.61	$(2.44)	$1.08
Discontinued operations	(0.03)	(0.09)	(0.19)	(0.28)
Basic	$(2.41)	$0.52	$(2.63)	$0.80
NET (LOSS) INCOME PER SHARE—DILUTED:
Continuing operations	$(2.38)	$0.60	$(2.44)	$1.06
Discontinued operations	(0.03)	(0.09)	(0.19)	(0.27)
Diluted	$(2.41)	$0.51	$(2.63)	$0.79
WEIGHTED AVERAGE SHARES:
Basic	233,681	230,301	232,785	229,314
Diluted	233,681	234,474	232,785	233,653

The following table presents unaudited Condensed Consolidated Balance Sheet data at December 31, 2021 and December 31, 2020 (in thousands):

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,507,196	$1,213,437
Restricted cash and cash equivalents	124,114	171,563
Accounts receivable	592,019	511,262
Inventories, net	283,552	352,260
Other current assets	207,705	164,736
Total current assets	$2,714,586	$2,413,258
TOTAL NON-CURRENT ASSETS	6,052,829	6,851,379
TOTAL ASSETS	$8,767,415	$9,264,637
LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable and accrued expenses, including legal settlement accruals	$1,417,892	$1,208,061
Other current liabilities	212,070	45,763
Total current liabilities	$1,629,962	$1,253,824
LONG-TERM DEBT, LESS CURRENT PORTION, NET	8,048,980	8,280,578
OTHER LIABILITIES	332,459	378,174
SHAREHOLDERS’ DEFICIT	(1,243,986)	(647,939)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$8,767,415	$9,264,637

The following table presents unaudited Condensed Consolidated Statement of Cash Flow data for the years ended December 31, 2021 and 2020 (in thousands):

	Year Ended December 31,
	2021	2020
OPERATING ACTIVITIES:
Net (loss) income	$(613,245)	$183,944
Adjustments to reconcile Net (loss) income to Net cash provided by operating activities:
Depreciation and amortization	457,098	518,807
Asset impairment charges	414,977	120,344
Other, including cash payments to claimants from Qualified Settlement Funds	152,220	(425,703)
Net cash provided by operating activities	$411,050	$397,392
INVESTING ACTIVITIES:
Capital expenditures, excluding capitalized interest	$(77,929)	$(69,971)
Acquisitions, including in-process research and development, net of cash and restricted cash acquired	(5,000)	(649,504)
Proceeds from sales and maturities of investments	—	92,763
Proceeds from sale of business and other assets, net	30,283	6,737
Other	(6,898)	(4,892)
Net cash used in investing activities	$(59,544)	$(624,867)
FINANCING ACTIVITIES:
Payments on borrowings, net	$(78,745)	$(96,683)
Other	(26,736)	(11,884)
Net cash used in financing activities	$(105,481)	$(108,567)
Effect of foreign exchange rate	285	654
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS	$246,310	$(335,388)
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, BEGINNING OF PERIOD	1,385,000	1,720,388
CASH, CASH EQUIVALENTS, RESTRICTED CASH AND RESTRICTED CASH EQUIVALENTS, END OF PERIOD	$1,631,310	$1,385,000

SUPPLEMENTAL FINANCIAL INFORMATION
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information on the Company's use of such non-GAAP financial measures, refer to Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission, which includes an explanation of the Company's reasons for using non-GAAP measures.
The tables below provide reconciliations of certain of the Company’s non-GAAP financial measures to their most directly comparable GAAP amounts. Refer to the “Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures” section below for additional details regarding the adjustments to the non-GAAP financial measures detailed throughout this Supplemental Financial Information section.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) for the three months and years ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(562,062)	$119,343	$(613,245)	$183,944
Income tax expense (benefit)	9,106	(149,466)	22,478	(273,982)
Interest expense, net	143,501	135,250	562,353	532,939
Depreciation and amortization (14)	104,254	119,562	432,380	496,349
EBITDA (non-GAAP)	$(305,201)	$224,689	$403,966	$939,250

Upfront and milestone-related payments (2)	$20,245	$32,606	$26,451	$35,075
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	32,280	25,926	90,912	126,282
Certain litigation-related and other contingencies, net (4)	226,168	4,889	345,495	(19,049)
Certain legal costs (5)	53,187	15,935	136,148	67,819
Asset impairment charges (6)	364,584	14,147	414,977	120,344
Acquisition-related and integration costs (7)	—	196	414	196
Fair value of contingent consideration (8)	(2,022)	(747)	(8,793)	16,353
Loss on extinguishment of debt (9)	—	—	13,753	—
Share-based compensation (14)	6,990	7,905	29,227	36,167
Other (income) expense, net (15)	(15,103)	4,208	(19,774)	(21,110)
Other (10)	1	(23)	3,882	31,095
Discontinued operations, net of tax (12)	5,395	21,904	44,164	63,520
Adjusted EBITDA (non-GAAP)	$386,524	$351,635	$1,480,822	$1,395,942

Reconciliation of Adjusted Income from Continuing Operations (non-GAAP)
The following table provides a reconciliation of the Company’s (Loss) income from continuing operations (GAAP) to Adjusted income from continuing operations (non-GAAP) for the three months and years ended December 31, 2021 and 2020 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(Loss) income from continuing operations (GAAP)	$(556,667)	$141,247	$(569,081)	$247,464
Non-GAAP adjustments:
Amortization of intangible assets (1)	91,806	101,742	372,907	427,543
Upfront and milestone-related payments (2)	20,245	32,606	26,451	35,075
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	32,280	25,926	90,912	126,282
Certain litigation-related and other contingencies, net (4)	226,168	4,889	345,495	(19,049)
Certain legal costs (5)	53,187	15,935	136,148	67,819
Asset impairment charges (6)	364,584	14,147	414,977	120,344
Acquisition-related and integration costs (7)	—	196	414	196
Fair value of contingent consideration (8)	(2,022)	(747)	(8,793)	16,353
Loss on extinguishment of debt (9)	—	—	13,753	—
Other (10)	(15,325)	3,727	(15,870)	17,164
Tax adjustments (11)	(14,222)	(163,673)	(90,964)	(368,821)
Adjusted income from continuing operations (non-GAAP)	$200,034	$175,995	$716,349	$670,370

Reconciliation of Other Adjusted Income Statement Data (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between the GAAP and non-GAAP amounts for the three months and years ended December 31, 2021 and 2020 (in thousands, except per share data):

Three Months Ended December 31, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating (loss) income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$789,429	$311,223	$478,206	60.6%	$897,369	113.7%	$(419,163)	(53.1)%	$128,398	$(547,561)	$9,106	(1.7)%	$(556,667)	$(5,395)	$(562,062)	$(2.38)
Items impacting comparability:
Amortization of intangible assets (1)	—	(91,806)	91,806		—		91,806		—	91,806	—		91,806	—	91,806
Upfront and milestone-related payments (2)	—	(125)	125		(20,120)		20,245		—	20,245	—		20,245	—	20,245
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	949	(949)		(33,229)		32,280		—	32,280	—		32,280	—	32,280
Certain litigation-related and other contingencies, net (4)	—	—	—		(226,168)		226,168		—	226,168	—		226,168	—	226,168
Certain legal costs (5)	—	—	—		(53,187)		53,187		—	53,187	—		53,187	—	53,187
Asset impairment charges (6)	—	—	—		(364,584)		364,584		—	364,584	—		364,584	—	364,584
Fair value of contingent consideration (8)	—	—	—		2,022		(2,022)		—	(2,022)	—		(2,022)	—	(2,022)
Other (10)	—	—	—		—		—		15,325	(15,325)	—		(15,325)	—	(15,325)
Tax adjustments (11)	—	—	—		—		—		—	—	14,222		(14,222)	—	(14,222)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	5,395	5,395
After considering items (non-GAAP)	$789,429	$220,241	$569,188	72.1%	$202,103	25.6%	$367,085	46.5%	$143,723	$223,362	$23,328	10.4%	$200,034	$—	$200,034	$0.84

Three Months Ended December 31, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$760,221	$369,539	$390,682	51.4%	$259,443	34.1%	$131,239	17.3%	$139,458	$(8,219)	$(149,466)	1,818.5%	$141,247	$(21,904)	$119,343	$0.60
Items impacting comparability:
Amortization of intangible assets (1)	—	(101,742)	101,742		—		101,742		—	101,742	—		101,742	—	101,742
Upfront and milestone-related payments (2)	—	(925)	925		(31,681)		32,606		—	32,606	—		32,606	—	32,606
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(11,721)	11,721		(14,205)		25,926		—	25,926	—		25,926	—	25,926
Certain litigation-related and other contingencies, net (4)	—	—	—		(4,889)		4,889		—	4,889	—		4,889	—	4,889
Certain legal costs (5)	—	—	—		(15,935)		15,935		—	15,935	—		15,935	—	15,935
Asset impairment charges (6)	—	—	—		(14,147)		14,147		—	14,147	—		14,147	—	14,147
Acquisition-related and integration costs (7)	—	—	—		(196)		196		—	196	—		196	—	196
Fair value of contingent consideration (8)	—	—	—		747		(747)		—	(747)	—		(747)	—	(747)
Other (10)	—	—	—		—		—		(3,727)	3,727	—		3,727	—	3,727
Tax adjustments (11)	—	—	—		—		—		—	—	163,673		(163,673)	—	(163,673)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	21,904	21,904
After considering items (non-GAAP)	$760,221	$255,151	$505,070	66.4%	$179,137	23.6%	$325,933	42.9%	$135,731	$190,202	$14,207	7.5%	$175,995	$—	$175,995	$0.75

Year Ended December 31, 2021
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax expense	Effective tax rate	(Loss) income from continuing operations	Discontinued operations, net of tax	Net (loss) income	Diluted net (loss) income per share from continuing operations (13)
Reported (GAAP)	$2,993,206	$1,221,064	$1,772,142	59.2%	$1,762,413	58.9%	$9,729	0.3%	$556,332	$(546,603)	$22,478	(4.1)%	$(569,081)	$(44,164)	$(613,245)	$(2.44)
Items impacting comparability:
Amortization of intangible assets (1)	—	(372,907)	372,907		—		372,907		—	372,907	—		372,907	—	372,907
Upfront and milestone-related payments (2)	—	(1,301)	1,301		(25,150)		26,451		—	26,451	—		26,451	—	26,451
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(9,058)	9,058		(81,854)		90,912		—	90,912	—		90,912	—	90,912
Certain litigation-related and other contingencies, net (4)	—	—	—		(345,495)		345,495		—	345,495	—		345,495	—	345,495
Certain legal costs (5)	—	—	—		(136,148)		136,148		—	136,148	—		136,148	—	136,148
Asset impairment charges (6)	—	—	—		(414,977)		414,977		—	414,977	—		414,977	—	414,977
Acquisition-related and integration costs (7)	—	—	—		(414)		414		—	414	—		414	—	414
Fair value of contingent consideration (8)	—	—	—		8,793		(8,793)		—	(8,793)	—		(8,793)	—	(8,793)
Loss on extinguishment of debt (9)	—	—	—		—		—		(13,753)	13,753	—		13,753	—	13,753
Other (10)	—	—	—		(3,879)		3,879		19,749	(15,870)	—		(15,870)	—	(15,870)
Tax adjustments (11)	—	—	—		—		—		—	—	90,964		(90,964)	—	(90,964)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	44,164	44,164
After considering items (non-GAAP)	$2,993,206	$837,798	$2,155,408	72.0%	$763,289	25.5%	$1,392,119	46.5%	$562,328	$829,791	$113,442	13.7%	$716,349	$—	$716,349	$3.03

Year Ended December 31, 2020
	Total revenues, net	Cost of revenues	Gross margin	Gross margin %	Total operating expenses	Operating expense to revenue %	Operating income from continuing operations	Operating margin %	Other non-operating expense, net	(Loss) income from continuing operations before income tax	Income tax (benefit) expense	Effective tax rate	Income from continuing operations	Discontinued operations, net of tax	Net income	Diluted net income per share from continuing operations (13)
Reported (GAAP)	$2,903,074	$1,442,511	$1,460,563	50.3%	$975,252	33.6%	$485,311	16.7%	$511,829	$(26,518)	$(273,982)	1,033.2%	$247,464	$(63,520)	$183,944	$1.06
Items impacting comparability:
Amortization of intangible assets (1)	—	(427,543)	427,543		—		427,543		—	427,543	—		427,543	—	427,543
Upfront and milestone-related payments (2)	—	(1,717)	1,717		(33,358)		35,075		—	35,075	—		35,075	—	35,075
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives (3)	—	(55,413)	55,413		(70,869)		126,282		—	126,282	—		126,282	—	126,282
Certain litigation-related and other contingencies, net (4)	—	—	—		19,049		(19,049)		—	(19,049)	—		(19,049)	—	(19,049)
Certain legal costs (5)	—	—	—		(67,819)		67,819		—	67,819	—		67,819	—	67,819
Asset impairment charges (6)	—	—	—		(120,344)		120,344		—	120,344	—		120,344	—	120,344
Acquisition-related and integration costs (7)	—	—	—		(196)		196		—	196	—		196	—	196
Fair value of contingent consideration (8)	—	—	—		(16,353)		16,353		—	16,353	—		16,353	—	16,353
Other (10)	—	—	—		(31,118)		31,118		13,954	17,164	—		17,164	—	17,164
Tax adjustments (11)	—	—	—		—		—		—	—	368,821		(368,821)	—	(368,821)
Exclude discontinued operations, net of tax (12)	—	—	—		—		—		—	—	—		—	63,520	63,520
After considering items (non-GAAP)	$2,903,074	$957,838	$1,945,236	67.0%	$654,244	22.5%	$1,290,992	44.5%	$525,783	$765,209	$94,839	12.4%	$670,370	$—	$670,370	$2.87

Notes to the Reconciliations of GAAP and Non-GAAP Financial Measures
Notes to certain line items included in the reconciliations of the GAAP financial measures to the non-GAAP financial measures for the three months and years ended December 31, 2021 and 2020 are as follows:
(1)To exclude amortization expense related to intangible assets.
(2)Adjustments for upfront and milestone-related payments to partners included the following (in thousands):

	Three Months Ended December 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$125	$—	$925	$—
Development-based	—	20,120	—	31,681
Total	$125	$20,120	$925	$31,681

	Year Ended December 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Sales-based	$1,301	$—	$1,717	$—
Development-based	—	25,150	—	33,358
Total	$1,301	$25,150	$1,717	$33,358
(3)Adjustments for amounts related to continuity and separation benefits, cost reductions and strategic review initiatives included the following (in thousands):

	Three Months Ended December 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$(3,119)	$13,100	$3,585	$7,451
Accelerated depreciation	1,715	672	5,039	2,744
Other, including strategic review initiatives	455	19,457	3,097	4,010
Total	$(949)	$33,229	$11,721	$14,205

	Year Ended December 31,
	2021		2020
	Cost of revenues	Operating expenses	Cost of revenues	Operating expenses
Continuity and separation benefits	$(16,946)	$25,760	$36,775	$50,132
Accelerated depreciation	19,037	5,680	15,567	6,892
Other, including strategic review initiatives	6,967	50,414	3,071	13,845
Total	$9,058	$81,854	$55,413	$70,869
The amounts in the tables above include adjustments related to previously announced restructuring activities, certain continuity and transitional compensation arrangements, certain other cost reduction initiatives and certain strategic review initiatives.
(4)To exclude adjustments to accruals for litigation-related settlement charges and certain settlement proceeds related to suits filed by subsidiaries.
(5)To exclude opioid-related legal expenses.

(6)Adjustments for asset impairment charges included the following (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Goodwill impairment charges	$363,000	$—	$363,000	$32,786
Other intangible asset impairment charges	—	14,146	7,811	79,917
Property, plant and equipment impairment charges	1,584	1	2,011	1,249
Operating lease right-of-use asset impairment charges	—	—	—	6,392
Disposal group impairment charges	—	—	42,155	—
Total	$364,584	$14,147	$414,977	$120,344
(7)To exclude integration costs.
(8)To exclude the impact of changes in the fair value of contingent consideration liabilities resulting from changes to estimates regarding the timing and amount of the future revenues of the underlying products and changes in other assumptions impacting the probability of incurring, and extent to which the Company could incur, related contingent obligations.
(9)To exclude the loss on the extinguishment of debt associated with the Company’s March 2021 refinancing transactions.
(10)The “Other” rows included in each of the above reconciliations of GAAP financial measures to non-GAAP financial measures (except for the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP)) include the following (in thousands):

	Three Months Ended December 31,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$331	$—	$4,345
Gain on sale of business and other assets	—	(5,085)	—	—
Other miscellaneous	—	(10,571)	—	(618)
Total	$—	$(15,325)	$—	$3,727

	Year Ended December 31,
	2021		2020
	Operating expenses	Other non-operating expenses	Operating expenses	Other non-operating expenses
Foreign currency impact related to the re-measurement of intercompany debt instruments	$—	$797	$—	$1,919
Gain on sale of business and other assets	—	(5,085)	—	(11,325)
Debt modification costs	3,879	—	31,118	—
Other miscellaneous	—	(15,461)	—	(4,548)
Total	$3,879	$(19,749)	$31,118	$(13,954)
The 2021 amounts in the “Other miscellaneous” rows of the tables above primarily relate to gains associated with the termination of certain contracts.
The “Other” row included in the reconciliations of Net (loss) income (GAAP) to Adjusted EBITDA (non-GAAP) primarily relates to the items enumerated in the foregoing “Operating expenses” columns.
(11)Adjusted income taxes are calculated by tax effecting adjusted pre-tax income and permanent book-tax differences at the applicable effective tax rate that will be determined by reference to statutory tax rates in the relevant jurisdictions in which the Company operates. Adjusted income taxes include current and deferred income tax expense commensurate with the non-GAAP measure of profitability.
(12)To exclude the results of the businesses reported as discontinued operations, net of tax.

(13)Calculated as income or loss from continuing operations divided by the applicable weighted average share number. The applicable weighted average share numbers are as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP	233,681	234,474	232,785	233,653
Non-GAAP Adjusted	237,045	234,474	236,665	233,653
(14)Depreciation and amortization and Share-based compensation per the Adjusted EBITDA reconciliations do not include amounts reflected in other lines of the reconciliations, including Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives.
(15)To exclude Other (income) expense, net per the Consolidated Statements of Operations.

Reconciliation of Net Debt Leverage Ratio (non-GAAP)
The following table provides a reconciliation of the Company’s Net loss (GAAP) to Adjusted EBITDA (non-GAAP) for the twelve months ended December 31, 2021 (in thousands) and the calculation of the Company’s Net Debt Leverage Ratio (non-GAAP):

Twelve Months Ended December 31, 2021
Net loss (GAAP)	$(613,245)
Income tax expense	22,478
Interest expense, net	562,353
Depreciation and amortization (14)	432,380
EBITDA (non-GAAP)	$403,966

Upfront and milestone-related payments	$26,451
Amounts related to continuity and separation benefits, cost reductions and strategic review initiatives	90,912
Certain litigation-related and other contingencies, net	345,495
Certain legal costs	136,148
Asset impairment charges	414,977
Acquisition-related and integration costs	414
Fair value of contingent consideration	(8,793)
Loss on extinguishment of debt	13,753
Share-based compensation (14)	29,227
Other income, net	(19,774)
Other	3,882
Discontinued operations, net of tax	44,164
Adjusted EBITDA (non-GAAP)	$1,480,822

Calculation of Net Debt:
Debt	$8,249,322
Cash (excluding Restricted Cash)	1,507,196
Net Debt (non-GAAP)	$6,742,126

Calculation of Net Debt Leverage:
Net Debt Leverage Ratio (non-GAAP)	4.6

Non-GAAP Financial Measures
The Company utilizes certain financial measures that are not prescribed by or prepared in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP net income and its components and diluted net income per share amounts. Despite the importance of these measures to management in goal setting and performance measurement, the company stresses that these are non-GAAP financial measures that have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted EBITDA and non-GAAP adjusted net income from continuing operations and its components (unlike GAAP net income from continuing operations and its components) may not be comparable to the calculation of similar measures of other companies. These non-GAAP financial measures are presented solely to permit investors to more fully understand how management assesses performance.
Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures. However, the Company does not provide reconciliations of projected non-GAAP financial measures to GAAP financial measures, nor does it provide comparable projected GAAP financial measures for such projected non-GAAP financial measures. The Company is unable to provide such reconciliations without unreasonable efforts due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for asset impairments, contingent consideration adjustments, legal settlements, gain / loss on extinguishment of debt, adjustments to inventory and other charges reflected in the reconciliation of historic numbers, the amounts of which could be significant.
See Endo’s Current Report on Form 8-K furnished today to the U.S. Securities and Exchange Commission for an explanation of Endo’s non-GAAP financial measures.
About Endo International plc
Endo (NASDAQ: ENDP) is a specialty pharmaceutical company committed to helping everyone we serve live their best life through the delivery of quality, life-enhancing therapies. Our decades of proven success come from a global team of passionate employees collaborating to bring the best treatments forward. Together, we boldly transform insights into treatments benefiting those who need them, when they need them. Learn more at www.endo.com or connect with us on LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
Certain information in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and any applicable Canadian securities legislation, including, but not limited to, the statements by Mr. Coleman, as well as other statements regarding product development, product launches, product demand and market potential; the expansion and enhancement of our product portfolio; progress on our strategic priorities; the status and outcome of litigation; financial guidance or outlook for the first quarter of 2022, full-year 2022 or any other future periods; the impact of and response to the COVID-19 pandemic; the status of our contingency planning and strategic review, including any potential restructuring or bankruptcy filing; and any other statements that refer to our expected, estimated or anticipated future results or that do not relate solely to historical facts. Statements including words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future,” “potential” or similar expressions are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Endo’s performance at times differs materially from its estimates and targets, and Endo often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Endo will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Endo. All forward-looking statements in this press release reflect Endo’s current analysis of existing trends and information and represent Endo’s judgment only as of the date of this press release. Actual results may differ materially and adversely from current expectations based on a number of factors affecting Endo’s businesses, including, among other things, the following: the outcome of our strategic review, contingency planning and any potential restructuring or bankruptcy filing; the timing, impact or results of any pending or future litigation, investigations, proceedings or claims, including opioid-related matters and tax-related matters; actual or contingent liabilities; settlement discussions or negotiations; the impact of competition, including the loss of exclusivity and generic competition for VASOSTRICT®; our ability to satisfy judgments or settlements or pursue appeals including bonding requirements; our ability to adjust to changing market conditions; our ability to attract and retain key personnel; our inability to maintain compliance with financial covenants and operating obligations which would expose us to potential events of default under our outstanding indebtedness; our ability to incur additional debt or equity financing for working capital, capital expenditures, business development, debt service requirements, acquisitions or general corporate or other purposes; our ability to refinance our indebtedness; a significant reduction in our short-term or long-term revenues which could cause us to be unable to fund our operations and liquidity needs or repay indebtedness; supply chain interruptions or difficulties; changes in competitive or market conditions; changes in legislation or regulatory developments; our ability to obtain and maintain adequate protection for our intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes, including regulatory decisions, product recalls, withdrawals and other unusual items; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the impact that known and unknown side effects may have on market perception and consumer preference for our products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of any strategic initiatives; unfavorable publicity regarding the misuse of opioids; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; our ability to advance our strategic priorities, develop our product pipeline and continue to develop the market for QWO® and other products; and our ability to obtain and successfully manufacture, maintain and distribute a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, the impact of and response to the ongoing COVID-19 pandemic and the impact of continued economic volatility, can materially affect our results. The occurrence or possibility of any such result has caused us to engage, and may result in further engagement in strategic reviews that ultimately may result in our pursuing one or more significant corporate transactions or other remedial measures, including on a preventative or proactive basis. Those remedial measures could include a potential bankruptcy filing (which, if it occurred, would subject us to additional risks and uncertainties that could adversely affect our business prospects and ability to continue as a going concern), corporate reorganization or restructuring activities involving all or a portion of our business, asset sales or other divestitures, cost-saving initiatives or other corporate realignments, seeking strategic partnerships and exiting certain product or geographic markets. Some of these measures could take significant time to implement and others may require judicial or other third-party approval. Any such actions may be complex, could entail significant costs and charges or could otherwise negatively impact shareholder value, and there can be no assurance that we will be able to accomplish any of these alternatives on terms acceptable to us, or at all, or that they will result in their intended benefits. Therefore, the reader is cautioned not to rely on these forward-looking statements. Endo expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law.

Additional information concerning risk factors, including those referenced above, can be found in press releases issued by Endo, as well as Endo’s public periodic filings with the U.S. Securities and Exchange Commission and with securities regulators in Canada, including the discussion under the heading “Risk Factors” in Endo’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or other filings with the U.S. Securities and Exchange Commission. Copies of Endo’s press releases and additional information about Endo are available at www.endo.com or you can contact the Endo Investor Relations Department by calling 845-364-4833.
SOURCE Endo International plc
Media: Heather Zoumas-Lubeski, (484) 216-6829; Investors: Pravesh Khandelwal, (845) 364-4833
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